As filed with the Securities and Exchange Commission on December 16, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INNODATA INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-3475943
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3 University Plaza

Hackensack, New Jersey 07601

(Address of Principal Executive Offices, Including Zip Code)

INNODATA INC. 2013 STOCK PLAN

(As Amended and Restated Effective June 7, 2016)

(Full Title of the Plan)

Amy R. Agress

Senior Vice President, General Counsel and Secretary

Innodata Inc.

3 University Plaza

Hackensack, New Jersey 07601

(201) 371-8000

(Name and Address, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Oscar D. Folger, Esq.

Folger and Folger

151 W. 46th Street

New York, New York 10036

(212) 697-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (#) (1)	Proposed Maximum Offering Price Per Share ($) (3)	Proposed Maximum Aggregate Offering Price ($) (3)	Amount of Registration Fee ($) (3)
Common Stock, par value $0.01 per share (“Common Stock”)	5,500,000 (2)	2.10	11,550,000	1,338.65
Total	5,500,000	2.10	11,550,000	1,338.65

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall also automatically cover any additional shares of the Registrant’s common stock which may become issuable under the Innodata Inc. 2013 Stock Plan (As Amended and Restated Effective June 7, 2016) by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	Represents shares that may hereafter be issued pursuant to the Innodata Inc. 2013 Stock Plan (As Amended and Restated Effective June 7, 2016).

(3)	This estimate is made pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 solely for purposes of calculating the registration fee. In the case of shares that may hereafter be issued, such assumed offering price is $2.10, which represents the average of the high and low prices per share of Registrant’s common stock as reported on the Nasdaq Stock Market on December 13, 2016.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

This Registration Statement on Form S-8 is filed by Innodata Inc. (the “Company”) to register an additional 5,500,000 shares of common stock (the “Additional Shares”) which may be awarded under the Innodata Inc. 2013 Stock Plan (As Amended and Restated Effective June 7, 2016). The Additional Shares are in addition to the 3,785,118 shares of common stock originally registered under the Registration Statement on Form S-8 (No. 333-193051) that was filed with the Securities and Exchange Commission on December 23, 2013 (the “Original S-8”), and the 1,138,655 shares of common stock registered under the Registration Statement on Form S-8 (No. 333-201659) that was filed with the Securities and Exchange Commission on January 23, 2015.

Pursuant to General Instruction E of Form S-8, the contents of the Original S-8 are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	Form of Innodata Inc. 2013 Stock Plan (As Amended and Restated Effective June 7, 2016) (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 18, 2016.)

5.1	Opinion of Folger & Folger

23.1	Consent of Folger & Folger (contained in Exhibit 5.1)

23.2	Consent of CohnReznick LLP

24.1	Power of Attorney (contained on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hackensack, State of New Jersey on the 16th day of December 2016.

INNODATA INC.

By	/s/ Jack S. Abuhoff
Jack S. Abuhoff
Chairman of the Board of Directors
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jack S. Abuhoff and Amy R. Agress his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Jack S. Abuhoff	Chairman of the Board of Directors, Chief Executive Officer	December 16, 2016
Jack S. Abuhoff	and President (Principal Executive Officer)

/s/ O’Neil Nalavadi	Chief Financial Officer and Senior Vice President	December 16, 2016
O’Neil Nalavadi	(Principal Accounting Officer)

/s/ Haig S. Bagerdjian	Director	December 16, 2016
Haig S. Bagerdjian

/s/ Louise C. Forlenza	Director	December 16, 2016
Louise C. Forlenza

/s/ Stewart R. Massey	Director	December 16, 2016
Stewart R. Massey

/s/ Michael J. Opat	Director	December 16, 2016
Michael J. Opat

/s/ Anthea C. Stratigos	Director	December 16, 2016
Anthea C. Stratigos

/s/ Andargachew S. Zelleke	Director	December 16, 2016
Andargachew S. Zelleke

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Innodata Inc. 2013 Stock Plan (As Amended and Restated Effective June 7, 2016) (incorporated herein by reference to Annex B to the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 18, 2016.)

5.1	Opinion of Folger & Folger

23.1	Consent of Folger & Folger (contained in Exhibit 5.1)

23.2	Consent of CohnReznick LLP

24.1	Power of Attorney (contained on signature page hereto)